Exhibit 99.1

MEDIA CONTACTS
AMC Entertainment Inc. (816) 204-5699
FOR IMMEDIATE RELEASE	Sun Dee Larson, slarson@amctheatres.com

AMC ENTERTAINMENT INC. REPORTS A 10.8% INCREASE IN TOTAL
REVENUES AND A 6.8% INCREASE IN ATTENDANCE DURING CY2012

Kansas City, Mo. (March 13, 2013) — AMC Entertainment Inc. (AMC), one of the world’s leading theatrical exhibition companies, today reported unaudited results for the period ended December 31, 2012.

AMC’s total revenues increased 10.8%, or $259 million, to $2.65 billion during the period December 30, 2011 through December 31, 2012 (“CY 2012”), compared to the fifty-two weeks ended December 29, 2011 (“CY 2011”). Admissions revenues increased 8.8%, or $144.7 million, to $1.8 billion in CY 2012 compared to CY 2011, primarily due to a 6.8% increase in attendance and a 1.9% increase in average ticket prices. Concessions revenues increased 12.3%, or $81.5 million, to $743 million in CY 2012, compared to CY 2011, due to the increase in attendance and a 5.3% increase in average concessions per patron.

“The entire industry celebrated its best year on record, and AMC celebrated the best year in its history in terms of total revenues,” said Gerry Lopez, AMC’s CEO and president. “We put smiles on almost 200 million guests’ faces in 2012, a level of attendance we haven’t seen since fiscal 2007. In 2013 we intend to build on this success with additional investments in the modernization of our fleet and enhancement of our food and beverage offerings, to ensure our guests have reasons to return to AMC again and again.”

Net earnings for CY 2012 increased to $58.0 million from a net loss of ($242.5) million in CY 2011.  The $300.5 million improvement in net earnings was primarily due to: operating improvements in admissions and concessions revenues due to the success of our food and beverage strategic initiatives, the timing of rewards accumulated and redeemed related to our guest frequency program AMC Stubs and the additional four days included in CY 2012 compared to CY 2011; non-operating improvements due to gains recorded in discontinued operations on the disposition of Canada and UK theatres; lower interest expense and investment losses; lower charges for financing costs; improvement in equity earnings from non-consolidated entities; lower impairment charges; and lower theatre closure expenses.

Adjusted EBITDA for CY 2012 increased to $438.2 million from $302.4 million for the year ended December 29, 2011. Detailed information regarding our revenues, costs and expenses attributable to our operations during CY 2012 and CY 2011 is provided in the tables accompanying this news release.

As of December 31, 2012, AMC owned, operated or held interests in 344 movie theatres with a total of 4,988 screens.

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Forward Looking Statements

Certain statements in this press release, as well as reports and other information that AMC files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “forecast”, “estimate”, “project”, “intend”, “expect”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause AMC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which AMC and AMC’s joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major motion picture releases; shifts in population and other demographics; AMC’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to AMC; AMC’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to AMC’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; changes in accounting principles, policies or guidelines; and effects of geopolitical events, including the threat of domestic terrorism or cyber attacks. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, AMC assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About AMC Entertainment Inc.

Headquartered in Kansas City, Mo., AMC Entertainment Inc. is a leading theatrical exhibition and entertainment company. With a history of industry leadership and innovation dating back to 1920, the company today serves hundreds of millions of guests annually through interests in 344 theatres with 4,988 screens, primarily in the United States.

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AMC Entertainment Inc. Consolidated Statement of Operations (Unaudited)

	CY 2012	CY 2011	CY 2011 to
(In thousands)	12/31/2012	12/29/2011	CY 2012 % Change

Revenues
Admissions	$1,790,489	$1,645,762	8.8%
Concessions	743,468	661,945	12.3%
Other theatre	120,050	87,288	37.5%
Total Revenues	2,654,007	2,394,995	10.8%

Operating costs and expenses
Film exhibition costs	949,291	871,407	8.9%
Concession costs	100,491	89,266	12.6%
Operating expense	699,114	738,031	-5.3%
Rent	443,179	448,332	-1.1%
General and administrative:
Merger, acquisition and transaction costs	4,981	2,093	*
Management fee	3,750	5,000	-25.0%
Other	71,846	52,951	35.7%
Depreciation and amortization	209,451	211,107	-0.8%
Impairment of long-lived assets	285	12,779	-97.8%
Operating costs and expenses	2,482,388	2,430,966	2.1%

Operating income (loss)	171,619	(35,971)	*
Other expense (income)
Other expense	2,034	17,321	-88.3%
Interest expense:
Corporate borrowings	154,253	162,975	-5.4%
Capital and financing lease obligations	5,751	6,074	-5.3%
Equity in (earnings) of non-consolidated entities	(15,760)	(1,985)	*
Investment expense	224	17,590	-98.7%
Gain on NCM transactions	—	207	-100.0%
Total other expense	146,502	202,182	-27.5%

Earnings (loss) from continuing operations before income taxes	25,117	(238,153)	*
Income tax provision	985	910	8.2%

Earnings (loss) from continuing operations	24,132	(239,063)	*
Earnings (loss) from discontinued operations, net of income taxes	33,845	(3,382)	*

Net earnings (loss)	$57,977	$(242,445)	*

* Percentage change in excess of 100%

AMC Entertainment Inc. Balance Sheet and Other Data (Unaudited)

	CY 2012	CY 2011
	12/30/2011 to	52 weeks ended
	12/31/2012	12/29/2011

Balance Sheet Data (at period end):
Cash and equivalents	$130,928	$213,520
Corporate borrowings	2,078,675	2,100,247
Other long-term liabilities	426,468	413,504
Capital and financing lease obligations	122,645	62,997
Stockholder’s equity	774,105	167,440
Total assets	4,272,675	3,610,797

Other Data:
Net cash provided by operating activities	$213,459	$114,518
Adjusted EBITDA	$438,234	$302,403
Capital expenditures	$(167,166)	$(130,345)
Screen additions	35	26
Screen acquisitions	166	—
Screen dispositions	95	181
Average screens-continuing operations	4,837	4,852
Number of screens operated	4,988	4,882
Number of theatres operated	344	339
Screens per theatre	14.5	14.4
Attendance (in thousands)-continuing operations	199,034	186,319

AMC Entertainment Inc. Reconciliation of Adjusted EBITDA (Unaudited)

	CY 2012	CY 2011
	12/30/2011 to	52 weeks ended
In thousands	12/31/2012	12/29/2011
Earnings (loss) from continuing operations	$24,132	$(239,063)
Plus:
Income tax provision	985	910
Interest expense	160,004	169,049
Depreciation and amortization	209,451	211,107
Impairment of long-lived assets	285	12,779
Certain operating expenses (2)	16,696	70,322
Equity in earnings from non-consolidated entities	(15,760)	(1,985)
Cash distributions from non-consolidated entities	29,794	35,084
Gain on NCM transactions	—	207
Investment expense	224	17,590
Other expense	2,371	17,333
General and administrative expense-unallocated:
Merger, acquisition and transaction costs	4,981	2,093
Management fee	3,750	5,000
Stock-based compensation expense	1,321	1,977

Adjusted EBITDA (1)	$438,234	$302,403

(1) Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•                  does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•                  does not reflect changes in, or cash requirements for, our working capital needs;

•                  does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  excludes income tax payments that represent a reduction in cash available to us;

•                  does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•                  does not reflect management fees that were paid to our sponsors.

(2) Certain operating expenses
Preopening expense	$5,165	$4,732
Theatre and other closure expense	8,334	61,069
Deferred digital equipment rent expense	4,574	3,095
Disposition of assets	(1,377)	1,426

	$16,696	$70,322